UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 20, 2013
Date of Report (Date of earliest event reported)

ECHO AUTOMOTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53681	98-0599680
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

16000 N. 80th Street, Suite E, Scottsdale, AZ 85260
(Address of Principal Executive Offices)

(855) 324-6288
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On June 20, 2013, Echo Automotive, Inc., a Nevada corporation (the “Company” or “Echo”) entered into a Financing and Security Agreement (the “FSA”) and a Secured Convertible Promissory Note (the “Note”) with Emerald Private Equity Fund, LLC, an Illinois limited liability company (“Emerald”).

     Pursuant to the terms and conditions of the FSA, Emerald has agreed to loan Echo Two Hundred Thousand Dollars ($200,000) in the form of a secured convertible promissory note (the “Financing”). Emerald will provide the funds upon confirmation of the filing by Echo of a registration statement on Form S-1 registering the shares issuable upon conversion of the Note and issuable upon exercise of the Warrant (defined below) issued thereunder. The Note has a maturity date of five (5) years, and will bear interest at eight percent (8%) annually. Either party has the right to convert the entire unpaid outstanding principal amount and accrued interest under the Note into shares of common stock of Echo at a price per share of $0.70 per two (2) shares. The obligations of Echo pursuant to the Note are secured by a subordinated lien on all the assets of Echo. Emerald may declare the entire principal and unpaid accrued interest under the Note immediately due and payable upon the occurrence of certain events of default, as further described in the Note.

     In connection with the Financing, Emerald will receive a warrant to purchase 714,286 shares of common stock of Echo at an exercise price of $0.65 per share and exerciseable over a five year term (the “Warrant”).

     For a period of one hundred twenty (120) days from the date of execution of the FSA, Echo will not offer financing terms that are more favorable to any other investor than those offered to Emerald with respect to the Note conversion price or the Warrant exercise price.

     The foregoing descriptions of the FSA, Note and Warrant are qualified in their entirety by reference to the full texts of the aforementioned agreements, which are included as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Note is incorporated in its entirety into this Item 2.03.

     On June 20, 2013, Echo issued the Note to Emerald in connection with the Financing under the FSA.

Section 3 – Securities and Trading Market

Item 3.02. Unregistered Sales of Equity Securities.

     The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned FSA and Note are incorporated by reference into this Item 3.02.

     In connection with the FSA, Echo issued the Note and will issue the Warrant.

     None of the securities described above were registered under the Securities Act or under the securities laws of any state in the United States. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit
Number	Description

10.1	Financing and Security Agreement, dated June 20, 2013
10.2	Form of Secured Convertible Promissory Note
10.3	Form of Warrant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO AUTOMOTIVE, INC.
a Nevada corporation

Dated: June 24, 2013	By:	/s/ Patrick van den Bossche
Patrick van den Bossche
Chief Operating Officer